EXHIBIT 10.9

STARMED GROUP, INC.                                                 CONFIDENTIAL

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into as of June 1, 2005 between StarMed Group, Inc., a Nevada corporation (the "Company"), and Steven L. Rosenblatt, M.D., Ph.D., ("Executive").


         1. Employment. (a) The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms set forth in this Agreement. This Agreement shall be for a term commencing on the date hereof and ending two years after the date hereof, unless this Agreement is earlier terminated pursuant to Section 7 hereof.

                  (b) Executive is hereby employed to serve as the Company's Executive Vice President. Executive shall provide senior management services and shall perform such duties relating thereto as may be determined and assigned to Executive from time to time by the Company's Chief Executive Officer.

                  (c) During the term of this Agreement, Executive shall devote his best efforts, knowledge and skill and shall devote his attention to the performance of his duties as follows, except during such periods as Executive shall be ill, disabled, or on vacation as provided for by this Agreement;

                  Executive shall assist in selection of existing medical clinics as StarMed Wellness Centers. Assume responsibility for development of medical aspects of StarMed Wellness Centers including education and training of associated doctors and staff of StarMed Wellness medical procedures and selection of related products. Assist in promotion of StarMed Group. Act as physician in associated StarMed Wellness Centers as necessary.

                  (d) Executive agrees that, at the request of the Company's Chief Executive Officer, Executive will also perform services under this Agreement on behalf of the Company for the Company's direct and indirect subsidiaries of a nature and scope comparable to the services required of Executive by this Agreement, including holding such directorships and offices of the Company's direct and indirect subsidiaries to which Executive may be appointed.

         2. Place of Employment. Executive shall be afforded an office and support services commensurate with Executive's position as Executive Vice President and Chief Medical Director of the Company.

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STARMED GROUP, INC.                                                 CONFIDENTIAL

         3. Compensation. Executive shall receive a salary at the rate of $90,000 per annum plus one-third of all medical services performed at various clinics plus $1000 per day for training of providers and staff when he is not acting as a medical provider, as requested by Chief Executive Officer. Executive's salary shall be payable twice each month on the 15th and last day of each month, commencing on the date hereof. The payment of any bonus shall be in the discretion of the Company.

         4. Vacation. Executive shall be entitled to two weeks of paid vacation during each calendar year.

         5. Benefits. The Company agrees that Executive shall be entitled to participate in all executive employee benefit plans and perquisites maintained or provided by the Company. In particular, and not by way of limitation of the foregoing, the Company shall (a) provide Executive with health and disability insurance commensurate with Executive's position as Executive Vice President of the Company.

         6. Expenses. The Company shall pay for or reimburse Executive in accordance with the Company's standard policies for reimbursement of expenses incurred by its executive officers for all expenses incurred by Executive in performing Executive's services and carrying out Executive's duties pursuant to this Agreement.

         7. Termination. (a) This Agreement may be terminated by the Company, acting through its Board of Directors or its chief executive officer, only upon any of the following events:

                           (i) the expiration of 30 days following written
notice given by the Board of Directors or the chief executive officer of the Company to Executive of the Company's election to terminate this Agreement following Executive's Disability (as defined below);

                           (ii) a determination by the Company's Board of
Directors or chief executive officer that Cause (as defined below) exists to terminate this Agreement, and written notice of termination for Cause is given by the Board of Directors or the Chief Executive Officer of the Company to Executive; or

                           (iii) the death of Executive.

                  (b) "Disability" means the inability of Executive to perform substantially all of the duties required of Executive by this Agreement by reason of physical or mental incapacity for a period of six consecutive months, or a period of more than 270 days in the aggregate in any 18 month period.

                  (c) "Cause" shall be limited to (i) a material breach by Executive of any material provision of this Agreement, (ii) any act by Executive

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STARMED GROUP, INC.                                                 CONFIDENTIAL

in violation of the "Business Practices Policy" or the "Employees' Outside Business Interests Policy" attached as Exhibit A and Exhibit B hereto, respectively (together, the "Policies"), (iii) fraud or other dishonest act by Executive involving the Company, or (iv) Executive's conviction of a felony, provided that in the case of the foregoing clauses (i) and (ii), "Cause" shall exist only if Executive fails to cure such breach, within 30 days of his receipt of written notice thereof, to the satisfaction of the Company's Board of Directors, provided that if the Board of Directors (with Executive abstaining) is unable to reach agreement as to whether such breach has been cured, the chief executive officer shall determine whether such breach has been cured. Nothing contained herein shall limit Executive's rights or remedies if a court shall determine that Cause did not in fact exist to terminate this Agreement.

                  (d) During any period that Executive fails to perform the duties required of Executive by this Agreement as a result of incapacity due to physical or mental illness, Executive shall continue to receive the full compensation provided for by this Agreement without abatement until this Agreement is terminated in accordance with this Section 7.

                  (e) In the event of a breach of this Agreement by the Company, Executive shall not be required to mitigate the amounts of any payments due and owing to Executive by the Company by seeking other employment or otherwise, nor shall any compensation received by Executive from any other employment apply to or otherwise mitigate any amounts due by the Company to Executive pursuant to this Agreement.

         8. Competition; Confidentiality. (a) Executive shall not, directly or indirectly:

                           (i) during the term of this Agreement engage or be
interested, whether as owner, partner, consultant, employee, agent or otherwise, in any business, activity or enterprise which is in competition with the Company's business, provided, however, that notwithstanding the foregoing Executive may own not more than 5% of any class of security listed on a national securities exchange or traded in the over-the-counter market;

                           However, The Company acknowledges that the Executive
Vice President, Steven L. Rosenblatt, M.D., Ph.D., is a recognized author and may from time to time contract to write books on medical subjects. The Company may benefit from such activities both from promotion and product sales. The Company's office also may assist in the book's preparation and continued promotion. Therefore, it is agreed that The Company shall receive 6% of all book advances earned by Dr. Rosenblatt, M.D., Ph.D..

                           (ii) neither during the term of this Agreement or
thereafter, except on behalf of the Company in the regular course of the Company's business, use, divulge, furnish or make accessible to any third person or organization any confidential or proprietary information concerning the Company or its business, except to

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STARMED GROUP, INC.                                                 CONFIDENTIAL

the extent required by law, and provided that information now or hereafter in the public domain shall not be deemed confidential or proprietary information.

         9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) on the business day following deposit of such notice with a reputable overnight courier service, or (c) sent by certified mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:

                           StarMed Group, Inc.
                           2029 Century Park East, Suite 1112
                           Los Angeles, CA  90067

                  If to Executive:

                           Steven L. Rosenblatt, M.D., Ph.D.
                           10415 Ravenwood Court
                           Los Angeles, CA 90077

Either party may change such party's address for the purpose of this Section 9 by written notice similarly given.

         10. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such provision shall be construed and enforced to the extent possible as if it had been more narrowly drawn so as not to be invalid or unenforceable, and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement.

         11. Entire Agreement. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to the subject matter hereof.

         12. Assignment; Ratification of Agreement. No right or obligation under this Agreement may be assigned or delegated by either the Company or Executive without the prior written consent of the other party, and any purported assignment or delegation of any such right or obligation without such consent shall be null and void.

         13. Indemnification. The Company shall indemnify and defend Executive and hold Executive harmless to the maximum extent permitted by law against claims, judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees, incurred by Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of Executive's acts or omissions in the performance of his services hereunder, if Executive acted in good

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STARMED GROUP, INC.                                                 CONFIDENTIAL

faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company (but excluding any action or proceeding brought by or in the right of StarMed Group, Inc. and any action or proceeding based on the fact of Executive having entered into this Agreement or the Subscription Agreement between the Company and Executive dated June 1,
2005), to procure a judgment in the Company's favor, or other than by or in the right of the Company. The rights of Executive pursuant to this Section 14 shall be in addition to and not in derogation of any other rights of indemnification, defense, or being held harmless to which Executive may be entitled pursuant to law or otherwise.

         14. No Waiver. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege.

         15. Amendment. This Agreement can only be amended, waived or terminated by a writing signed by both the Company and Executive.

         16. Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of Nevada, without reference to its rules as to conflicts of law.

         17. Headings. The section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Executive                               The Company
---------                               -----------


                                        StarMed Group, Inc.



/s/ Steven L. Rosenblatt                By: /s/ Herman H. Rappaport
Steven L. Rosenblatt, M.D., Ph.D.       Title: President

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STARMED GROUP, INC.                                                 CONFIDENTIAL

                                                                       EXHIBIT A

                            BUSINESS PRACTICES POLICY
                            -------------------------

NEED FOR POLICY

         StarMed Group, Inc. maintains certain policies to guide its employees with respect to standards of conduct expected in areas where improper activities could damage the Company's reputation and otherwise result in serious adverse consequences to the Company and to employees and consultants involved. The purpose of this Policy is to affirm, in a comprehensive statement, required standards of conduct and practices with respect to certain types of payments and political contributions. Insensitivity to or disregard of the principles of this Policy will be grounds for appropriate disciplinary action.

STATEMENT OF POLICY

Prohibition of Improper Payments
--------------------------------

         The Company expects all employees to use only legitimate practices in commercial operations. As stated below, "kickbacks" or "bribes" intended to induce or reward favorable buying decisions are unacceptable and prohibited.

         No employee of the Company acting on the Company's behalf shall, in violation of any applicable law, offer or make directly or indirectly through any other person or firm, any payment of anything of value (in the form of compensation, gift, contribution or otherwise) to any person or firm employed by or acting for or on behalf of any customer, whether private or governmental, for the purpose of inducing or rewarding any favorable action by the customer in any commercial transaction; or any governmental entity, for the purpose of inducing or rewarding action (or withholding of action) by a governmental entity in any governmental matter;

         In utilizing consultants, agents, sales representatives or other, the Company will employ only reputable, qualified individuals or firms under compensation arrangements which are reasonable in relation to the services performed.

         The provisions of this section are not intended to apply to ordinary and reasonable business entertainment or gifts not of substantial value, customary in local business relationships and not violative of law as applied in that environment. When customer organizations, governmental agencies, or others have published policies intended to provide guidance with respect to acceptance of entertainment, gifts, or other business courtesies by their employees, such policies shall be respected.

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STARMED GROUP, INC.                                                 CONFIDENTIAL

RESPONSIBILITY AND AUTHORITY

Management Responsibility and Consultation
------------------------------------------

         Each cognizant manager is responsible for taking timely action, including remedial action as may be necessary, in response to any matter which arises under this Policy Statement. The manager will be expected to seek the counsel and guidance of higher management as circumstances may require.

Reports
-------

         Any employee who is requested to make, authorize, or agree to any offer or payment which is, or may be, contrary to this Policy will promptly report such information to the employee's manager.

         Any employee who acquires information (for example, newspaper reports, reports from customers, or statements of individuals involved) that gives the employee reason to believe that any employee or consultant to the company is engaged in conduct forbidden by this Policy, or that any sales representative, distributor or other person or firm representing the Company in any transaction is engaged in the type of conduct (whether or not in connection with a transaction involving the Company or its products) which, if engaged in by an employee of the Company, would violate this Policy, will promptly report such information to the employee's manager.

         Any manager receiving a report as cited above will promptly report the matter to higher management and thereafter will, after appropriate investigation, take timely remedial or other action as warranted under the provisions of this Policy.

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STARMED GROUP, INC.                                                 CONFIDENTIAL

                                                                       EXHIBIT B

                  EMPLOYEES' OUTSIDE BUSINESS INTERESTS POLICY
                  --------------------------------------------

NEED FOR POLICY

         In order to preserve the common corporate interests in continued efficient and profitable operation and protect the Company's and its employees' reputation for integrity, a statement of policy is needed to:

         o define clearly the rights and responsibilities of Company employees in their direct or indirect business relationships with outside individuals, companies, and organizations;

         o establish an effective procedure for disclosure of transactions or situations in which thise may be actual or potential conflicts with the Company's interests; and

         o assign responsibility and corresponding authority to determine the propriety and appropriate disposition of any case of actual or potential conflicts of interests which may be reported or otherwise disclosed.

STATEMENT OF POLICY

         It is the policy of StarMed Group, Inc. to recognize and respect the right of its employees to engage in outside financial, business or other activities which they may deem proper and desirable provided that such outside activities are legal, do not impair or interfere with the conscientious performance of Company duties, do not involve the misuse of the Company's influence, facilities or other resources, and do not reflect discredit upon the good name and reputation of the Company.

         Accordingly, for all business relationships with outside individuals, companies, and organization and for all personal business undertakings, StarMed Group, Inc. employees should:

         o act in accordance with the law, established Company standards, and their own good consciences;

         o consider the rights, interests and responsibilities of the Company, the outside individuals, companies and organizations, and themselves;

         o protect their own reputations and interests of the Company and its controlled affiliates against actual or potential conflicting interests with outside parties; and

         o avoid personal transactions or situations in which their own interests conflict or might be construed to conflict with those of the Company or any of its controlled affiliates.

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STARMED GROUP, INC.                                                 CONFIDENTIAL

         In this connection, every employee shall disclose promptly, in writing, any personal situation or transaction which is or may be in conflict with the intent of this Policy. Disclosures shall be made to immediate managers.

         A copy of this Policy and supporting guideline bulletin shall be given to each person engaged for, or transferred to, a position in which the incumbent would influence: (1) the conduct of Company business transactions, or (2) the custody, protection or use of Company facilities, materials or other resources, including proprietary information. Each such employee shall be requested to acknowledge in writing his or his understanding of the Policy and to disclose at that time any personal situation which is or may be in conflict therewith.

RESPONSIBILITY AND AUTHORITY

         Responsibility, with commensurate authority for interpreting and implementing the provisions of this Policy and for obtaining compliance, is placed with individual managers.

RESERVATIONS OF AUTHORITY

         Since acceptance by an employee of a position as an officer or director of an outside business concern may entail important legal and business risks to the Company and the individual involved, it is desirable that employees refrain from accepting such positions except where the propriety of their participation has been clearly established.

OUTSIDE BUSINESS IN WHICH POSITION AS OFFICER OR DIRECTOR WILL BE HELD

         o Corporations or other business organizations in which service of a Company employee as an officer or director could reasonably be interpreted by others as representation of StarMed Group, Inc. or could entail legal or other risks for the company: Requires approval by President.

         o Small local or family businesses in which service of a Company employee could not reasonably be interpreted by others as representation of StarMed Group, Inc. or does not entail legal or other risks to the Company: Requires approval by cognizant Company Officer or manager reporting to an officer with the limitation that the approval authority must be one over one.

The individual approving the acceptance of a position as an officer or director of an outside business concern should consider the desirability or necessity of periodic reviews to determine whether continuance of the approval is appropriate.

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